UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2008

COEUR D’ALENE MINES CORPORATION
(Exact name of Registrant as specified in its charter)

Idaho	1-8641	84-0109423
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)	~	Identification No.)

505 Front Avenue,	83814
Coeur d’Alene, Idaho	(Zip Code)
(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (208) 667-3511

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

        On March 4, 2008, Coeur d’Alene Mines Corporation (“Coeur” or the “Company”) announced the appointment of Mitchell J. Krebs to the position of Senior Vice President – Chief Financial Officer. Mr. Krebs will replace James A. Sabala, Executive Vice President and Chief Financial Officer, who will resign effective March 21, 2008 to pursue other opportunities.

        Mr. Krebs, age 36, was appointed to the position of Senior Vice President — Corporate Development of Coeur in May 2006. Prior to that, Mr. Krebs served as Vice President, Corporate Development of Coeur from February 2003 to May 2006. Mr. Krebs was employed as an independent consultant from September 2001 through January 2003, and from May 2000 through August 2001 was employed as the President of Mine Depot Inc. From August 1999 through April 2000, Mr. Krebs was an associate with Allied Capital Corporation. From August 1995 through November 1997, Mr. Krebs was employed by Coeur as Manager, Acquisition Evaluation.

        In connection with the appointment of Mr. Krebs to the position of Senior Vice President - Chief Financial Officer, the Company and Mr. Krebs entered into the Third Amendment (“Amendment”) of Mr. Krebs’ existing employment agreement, dated July 1, 2005, as amended on July 31, 2006 and July 31, 2007 (“Employment Agreement”). The Amendment, a copy of which is filed herewith as Exhibit 10, sets forth certain changes to Mr. Krebs’ compensation, including an increase in Mr. Krebs’ base salary to $262,449 and the payment of a one-time bonus of $25,000. Furthermore, Mr. Krebs will be entitled to an annual incentive bonus during each calendar year for the duration of the Employment Agreement payable in cash pursuant to the Company’s Annual Incentive Plan equal to no less than 45% of Mr. Krebs’ annual salary and Mr. Krebs will have the opportunity to earn a long-term incentive bonus, payable in cash and/or stock, stock options or other compensation under the Company’s Long Term Incentive Plan with a target of 140% of his base salary. Such bonuses are at the discretion of the Board of Directors. Mr. Krebs will also receive a relocation package consisting of reimbursement by the Company of reasonable relocation expenses in connection with his relocation to the Coeur d’Alene, Idaho region and the provision of temporary housing for Mr. Krebs in Coeur d’Alene pending Mr. Krebs’ relocation.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed herewith:

        Exhibit 10 Third Amendment to Employment Agreement, dated March 7, 2008, between the Registrant and Mitchell J. Krebs.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COEUR D’ALENE MINES CORPORATION
(Registrant)
Dated: March 10, 2008	By: /s/ Kelli C. Kast
Kelli C. Kast
Vice President, General Counsel and
Corporate Secretary